TRANSFER AGENCY AGREEMENT

This Agreement, dated as of November 13, 2003, is between AXP Market Advantage Series, Inc. (the "Corporation"), a Minnesota corporation, on behalf of its underlying series AXP Portfolio Builder Conservative Fund, AXP Portfolio Builder Moderate Conservative Fund, AXP Portfolio Builder Moderate Fund, AXP Portfolio Builder Moderate Aggressive Fund, AXP Portfolio Builder Aggressive Fund and AXP Portfolio Builder Total Equity Fund (individually a "Fund" and collectively the "Funds"), and American Express Client Service Corporation (the "Transfer Agent"), a Minnesota corporation.

In consideration of the mutual promises set forth below, the Corporation and the Transfer Agent agree as follows:

1. Appointment of the Transfer Agent. The Corporation hereby appoints the Transfer Agent, as transfer agent for the shares of and as shareholder servicing agent for the Funds, and the Transfer Agent accepts such appointment and agrees to perform the duties set forth below.

2.   Compensation.

     (a) The Corporation will compensate the Transfer Agent for the performance of its obligations as set forth in Schedule A. Schedule A does not include out-of-pocket disbursements of the Transfer Agent for which the Transfer Agent shall be entitled to bill the Corporation separately.

     (b) The Transfer Agent will bill the Corporation monthly. The fee shall be paid in cash by the Corporation to the Transfer Agent within five (5) business days after the last day of each month.

     (c) Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in Schedule B. Reimbursement by the Corporation for expenses incurred by the Transfer Agent in any month shall be made as soon as practicable after the receipt of an itemized bill from the Transfer Agent.

     (d) Any compensation jointly agreed to hereunder may be adjusted from time to time by attaching to this Agreement a revised Schedule A, dated and signed by an officer of each party.

3.   Documents.   The   Corporation   will   furnish  from  time  to  time  such
     certificates, documents or opinions as the Transfer Agent deems to be appropriate or necessary for the proper performance of its duties.

4.   Representations of the Corporation and the Transfer Agent.

     (a) The Corporation represents to the Transfer Agent that all outstanding shares are validly issued, fully paid and non-assessable by the Corporation. When shares are hereafter issued in accordance with the terms of the Corporation's Articles of Incorporation and its By-laws, such shares shall be validly issued, fully paid and non-assessable by the Corporation.

     (b) The Transfer Agent represents that it is registered under Section 17A(c) of the Securities Exchange Act of 1934. The Transfer Agent agrees to maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement and to comply with all applicable laws.

5. Duties of the Transfer Agent. The Transfer Agent shall be responsible, separately and through its subsidiaries or affiliates, for the following functions:

     (a)  Sale of Fund Shares.

          (1) On receipt of an application and payment, wired instructions and payment, or payment identified as being for the account of a shareholder, the Transfer Agent will deposit the payment, prepare and present the necessary report to the Custodian and record the purchase of shares in a timely fashion in accordance with the terms of a Fund's prospectus. All shares shall be held in book entry form, and no certificate shall be issued unless the Funds are permitted to do so by the prospectus and the purchaser so requests.

          (2) On receipt of notice that payment was dishonored, the Transfer Agent shall stop redemptions of all shares owned by the purchaser related to that payment, place a stop payment on any checks that have been issued to redeem shares of the purchaser and take such other action as it deems appropriate.

     (b) Redemption of Fund Shares. On receipt of instructions to redeem shares in accordance with the terms of a Fund's prospectus, the Transfer Agent will record the redemption of shares of the Fund, prepare and present the necessary report to the Custodian and pay the proceeds of the redemption to the shareholder, an authorized agent or legal representative upon the receipt of the monies from the Custodian.

     (c) Transfer or Other Change Pertaining to Fund Shares. On receipt of instructions or forms acceptable to the Transfer Agent to transfer the shares to the name of a new owner, change the name or address of the present owner or take other legal action, the Transfer Agent will take such action as is requested.

     (d) Exchange of Fund Shares. On receipt of instructions to exchange the shares of a Fund for the shares of another American Express(R) Fund or other American Express Financial Corporation product in accordance with the terms of the prospectus, the Transfer Agent will process the exchange in the same manner as a redemption and sale of shares.

     (e) Right to Seek Assurance. The Transfer Agent may refuse to transfer, exchange or redeem shares of the Funds or take any action requested by a shareholder until it is satisfied that the requested transaction or action is legally authorized or until it is satisfied there is no basis for any claims adverse to the transaction or action. It may rely on the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code. The Corporation shall indemnify the Transfer Agent for any act done or omitted to be done in reliance on such laws or for refusing to transfer, exchange or redeem shares or taking any requested action if it acts on a good faith belief that the transaction or action is illegal or unauthorized.

     (f)  Shareholder Records, Reports and Services.

          (1) The Transfer Agent shall maintain all shareholder accounts, which shall contain all required tax, legally imposed and regulatory information; shall provide shareholders, and file with federal and state agencies, all required tax and other reports pertaining to shareholder accounts; shall prepare shareholder mailing lists; shall cause to be printed and mailed all required prospectuses, annual reports, semiannual reports, statements of additional information (upon request), proxies and other mailings to shareholders; and shall cause proxies to be tabulated.

          (2) The Transfer Agent shall respond to all valid inquiries related to its duties under this Agreement.

          (3) The Transfer Agent shall create and maintain all records in accordance with all applicable laws, rules and regulations, including, but not limited to, the records required by Section 31(a) of the Investment Company Act of 1940.

     (g) Dividends and Distributions. The Transfer Agent shall prepare and present the necessary report to the Custodian and shall cause to be prepared and transmitted the payment of income dividends and capital gains distributions or cause to be recorded the investment of such dividends and distributions in additional shares of the Funds or as directed by instructions or forms acceptable to the Transfer Agent.

     (h) Confirmations and Statements. The Transfer Agent shall confirm each transaction either at the time of the transaction or through periodic reports as may be legally permitted.

     (i) Lost or Stolen Checks. The Transfer Agent will replace lost or stolen checks issued to shareholders upon receipt of proper notification and will maintain any stop payment orders against the lost or stolen checks as it is economically desirable to do.

     (j) Reports to Corporation. The Transfer Agent will provide reports pertaining to the services provided under this Agreement as the Corporation may request to ascertain the quality and level of services being provided or as required by law.

     (k) Other Duties. The Transfer Agent may perform other duties for additional compensation if agreed to in writing by the parties to this Agreement.

6.   Ownership and Confidentiality of Records.

     (a) General. The Transfer Agent agrees that all records prepared or maintained by it relating to the services to be performed by it under the terms of this Agreement are the property of the Corporation and may be inspected by the Corporation or any person retained by the Corporation at reasonable times. The Corporation and Transfer Agent agree to protect the confidentiality of those records.

     (b)  Regulation S-P.

          (1) In accordance with Regulation S-P of the Securities and Exchange Commission, "Nonpublic Personal Information" includes (1) all personally identifiable financial information; (2) any list, description, or other grouping of consumers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information; and (3) any information derived therefrom.

          (2) The Transfer Agent must not use or disclose Nonpublic Personal Information for any purpose other than to carry out the purpose for which Nonpublic Personal Information was provided to the Transfer Agent as set forth in this Agreement, and agrees to cause the Transfer Agent, and its employees, agents, representatives, or any other party to whom the Transfer Agent may provide access to or disclose Nonpublic Personal Information to limit the use and disclosure of Nonpublic Personal Information to that purpose.

          (3) The Transfer Agent agrees to implement appropriate measures designed to ensure the security and confidentiality of Nonpublic

               Personal Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Nonpublic Personal Information that could result in substantial harm or inconvenience to any customer of the Funds; the Transfer Agent further agrees to cause all its agents, representatives, subcontractors, or any other party to whom the Transfer Agent may provide access to, or disclose, Nonpublic Personal Information to implement appropriate measures designed to meet the objectives set forth in this paragraph.

          (4)  With respect only to the  provisions  of this Section  6(b),  the
               Transfer Agent agrees to indemnify and hold harmless the Corporation and/or the Funds, and any officer or director of the Corporation, against losses, claims, damages, expenses, or liabilities to which the Corporation and/or the Funds, or any officer or director of the Corporation, may become subject as the result of (1) a material breach of the provisions of this section of the Agreement or (2) any acts or omissions of the Transfer
               Agent, or of any of its officers, directors, employees, or agents, that are not in substantial accordance with this Agreement, including, but not limited to, any violation of any federal statute or regulation. Notwithstanding the foregoing, no party shall be entitled to indemnification pursuant to this
               Section 6(b)(4) if such loss, claim, damage, expense, or liability is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.

7. Action by Board and Opinion of Counsel. The Transfer Agent may rely on resolutions of the Board of Directors (the "Board") or the Executive Committee of the Board and on opinion of counsel for the Corporation.

8. Duty of Care. It is understood and agreed that, in furnishing the Funds with the services as herein provided, neither the Transfer Agent, nor any officer, director or agent thereof shall be held liable for any loss arising out of or in connection with their actions under this Agreement so long as they act in good faith and with due diligence, and are not negligent or guilty of any willful misconduct. It is further understood and agreed that the Transfer Agent may rely upon information furnished to it reasonably believed to be accurate and reliable. In the event the Transfer Agent is unable to perform its obligations under the terms of this Agreement because of an act of God, strike or equipment or transmission failure reasonably beyond its control, the Transfer Agent shall not be liable for any damages resulting from such failure.

9. Term and Termination. This Agreement shall become effective on the date first set forth above and shall continue in effect from year to year thereafter as the parties may mutually agree; provided that either party may terminate this Agreement by giving the other party notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Corporation, it shall be accompanied by a vote of the Board, certified by the Secretary, electing to terminate this Agreement and designating a successor transfer agent or transfer agents. Upon such termination and at the expense of the Corporation, the Transfer Agent will deliver to such successor a certified list of shareholders of the Funds (with name, address and taxpayer identification or Social Security number), a historical record of the account of each shareholder and the status thereof, and all other relevant books, records, correspondence, and other data established or maintained by the Transfer Agent under this Agreement in the form reasonably acceptable to the Corporation, and will cooperate in the transfer of such duties and responsibilities, including provisions for assistance from the Transfer Agent's personnel in the establishment of books, records and other data by such successor or successors.

10. Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

11. Subcontracting. The Corporation agrees that the Transfer Agent may subcontract for certain of the services described under this Agreement with the understanding that there shall be no diminution in the quality or level of the services and that the Transfer Agent remains fully responsible for the services. Except for out-of-pocket expenses identified in Schedule B, the Transfer Agent shall bear the cost of subcontracting such services, unless otherwise agreed by the parties.

12.  Miscellaneous.

     (a) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

     (b) This Agreement shall be governed by the laws of the State of Minnesota.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year written above.

AXP MARKET ADVANTAGE SERIES, INC.
     AXP Portfolio Builder Conservative Fund
     AXP Portfolio Builder Moderate Conservative Fund
     AXP Portfolio Builder Moderate Fund
     AXP Portfolio Builder Moderate Aggressive Fund
     AXP Portfolio Builder Aggressive Fund
     AXP Portfolio Builder Total Equity Fund



By:  /s/ Leslie L. Ogg
     --------------------
         Leslie L. Ogg
         Vice President


AMERICAN EXPRESS CLIENT SERVICE CORPORATION




By:  /s/ Bridget Sperl
     --------------------
         Bridget Sperl
         Senior Vice President

Schedule A


                        AXP MARKET ADVANTAGE SERIES, INC.

                     AXP Portfolio Builder Conservative Fund
                AXP Portfolio Builder Moderate Conservative Fund
                       AXP Portfolio Builder Moderate Fund
                 AXP Portfolio Builder Moderate Aggressive Fund
                      AXP Portfolio Builder Aggressive Fund
                     AXP Portfolio Builder Total Equity Fund

                                       FEE


The annual per account fee for services under this Agreement, accrued daily and payable monthly, is as follows:

                     AXP Portfolio Builder Conservative Fund
                AXP Portfolio Builder Moderate Conservative Fund

           Class A        Class B      Class C      Class Y
           -------        -------      -------      -------

            $20.50        $21.50       $21.00       $18.50


                       AXP Portfolio Builder Moderate Fund
                 AXP Portfolio Builder Moderate Aggressive Fund
                      AXP Portfolio Builder Aggressive Fund
                     AXP Portfolio Builder Total Equity Fund

           Class A        Class B      Class C      Class Y
           -------        -------      -------      -------

            $19.50        $20.50       $20.00       $17.50



For purposes of this agreement, accounts that are part of a 529 college savings plan offering American Express Funds will be charged at a rate that is 50% of the rate shown above.

In addition, there is an annual closed-account fee of $5.00 per inactive account, charged on a pro rata basis from the date the account becomes inactive until the date the account is purged from the transfer agent system.

Schedule B


                             OUT-OF-POCKET EXPENSES

The Corporation shall reimburse the Transfer Agent monthly for the following out-of-pocket expenses:

     o typesetting, printing, paper, envelopes, postage and return postage for proxy soliciting material, and proxy tabulation costs

     o printing, paper, envelopes and postage for dividend notices, dividend checks, records of account, purchase confirmations, exchange confirmations and exchange prospectuses, redemption confirmations, redemption checks, confirmations on changes of address and any other communication required to be sent to shareholders

     o typesetting, printing, paper, envelopes and postage for prospectuses, annual and semiannual reports, statements of additional information, supplements for prospectuses and statements of additional information and other required mailings to shareholders

     o    stop orders

     o    outgoing wire charges

     o National Securities Clearing Corporation charges related to fund transactions

     o other expenses incurred at the request or with the consent of the Corporation